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                                                                    EXHIBIT 4.5


                          REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT, dated the 14th day of September, 1998, between the entities listed on Schedule A attached hereto (referred to as a the "Purchaser" or "Purchasers"), SETTONDOWN CAPITAL INTERNATIONAL LTD. (the "Placement Agent" together with the Purchaser is also hereinafter referred to as the "Holder" or "Holders") located at Charlotte House, Charlotte Street, P.O. Box N. 9204, Nassau, Bahamas, a corporation organized under the laws of Bahamas, and MUSTANG SOFTWARE, INC., a corporation incorporated under the laws of the State of California, and having its principle place of business at 6200 Lake Ming Road, Bakersfield, CA 93306 (the "Company").

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Purchaser is purchasing from the Company, pursuant to a Securities Purchase Agreement dated the date hereof (the "Securities Purchase Agreement"), shares of Common Stock, shares of Preferred Stock, and Warrants (hereinafter collectively referred to as the "Securities" of the Company); All capitalized terms not hereinafter defined shall have that meaning assigned to them in the Securities Purchase Agreement; and

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company shall issue to the Placement Agent, in return for services rendered, from time to time as provided in the Securities Purchase Agreement, shares of Common Stock, shares of Preferred Stock, and Warrants (hereinafter also collectively referred to as the "Securities" of the Company).; and

          WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein with respect to the securities set forth in Section 1.36 of the Securities Purchase Agreement, and the shares of Common Stock underlying the Repricing Shares.

          NOW, THEREFORE, the parties hereto mutually agree as follows:

          Section 1. Registrable Securities. As used herein the term "Registrable Security" means the Securities; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "1933 Act") and disposed of pursuant thereto, (ii) registration under the 1933 Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144 promulgated under the 1933 Act, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

           Section 2. Restrictions on Transfer. The Holder acknowledges and understands that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Act.

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The Holder understands that no disposition or transfer of the Securities may be made by Holder in the absence of (i) an opinion of counsel to the Holder that such transfer may be made without registration under the 1933 Act or (ii) such registration.

          Section 3. Registration Rights.

                (a) The Company agrees that it will prepare and file with the Securities and Exchange Commission ("Commission"), within forty five (45) days after the Subscription Date, a registration statement (on Form S-3, or other appropriate registration statement) under the 1933 Act (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, so as to permit a public offering and sale of the Registrable Securities (except for the shares of Common Stock underlying the Repricing Shares) under the Act. The Company agrees that it will file a post effective amendment or supplement to the Registration Statement, so as to permit a public offering and sale of the shares of Common Stock underlying the Repricing Shares (the "Repricing Shares Amendment") within thirty days after the Repricing Date. In the event the Effective Date does not occur prior to the Repricing Date, or the Registration Statement is not effective on the Repricing Date, the Company agrees to file within forty five days after the Repricing Date, with the Commission a registration statement (on Form S-3, or other appropriate registration statement) under the 1933 Act (the "Repricing Shares Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), so as to permit a public offering and sale of the Registrable Securities.

               The Company shall use its best efforts to cause (i) the Registration Statement to become effective within one hundred twenty (120) days from the Subscription Date, (ii) the Repricing Shares Amendment to become effective within one hundred twenty (120) days after the Repricing Date, and
(iii) the Repricing Shares Registration Statement to become effective within one hundred twenty (120) days after the Repricing Date. The number of shares of Common Stock designated in the Registration Statement to be registered shall be two hundred (200%) percent of the number of Securities that would be required if all the Registrable Securities (excluding the shares of Common Stock underlying the Repricing Shares) were issued on the day before the filing of the Registration Statement. The number of shares of Common Stock designated in the Repricing Shares Amendment (and the Repricing Shares Registration Statement) to be registered shall be two hundred (200%) percent of the number of shares of Common Stock that would be required if all the Repricing Shares were issued on the day before the filing of the Registration Statement.

                (b) The Company will maintain the Registration Statement, Repricing Shares Amendment, and the Repricing Shares Registration Statement, or post-effective amendment filed under this Section 3 hereof current under the 1933 Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the applicable Registration Statement,
(ii) the date the holders thereof receive an opinion of counsel that the Registrable Securities may be sold under the provisions of Rule 144 or (iii) three years after the Subscription Date for the Registration Statement, and two years after the Repricing


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Date.

                (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement, Repricing Shares Amendment, or Repricing Shares Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holder shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Company shall qualify any of the securities for sale in such states as such Holder reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holder with copies of the Registration Statement, Repricing Shares Amendment, and Repricing Shares Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holder.

                (d) The Company shall not be required by this Section 3 to include a Holder's Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Holder and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holder and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the 1933 Act.

               (e) In the event the Registration Statement to be filed by the Company pursuant to Section 3(a) above is not filed with the Commission within forty five (45) days from the Subscription Date and/or the Registration Statement is not declared effective by the Commission within one hundred twenty
(120) days from the Subscription Date, then the Company will pay Holder (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty, two (2%) percent of the purchase price of the then outstanding Securities for every thirty (30) day period until the Registration Statement has been filed and/or declared effective. Such payment of the liquidated damages shall be made to the Holder in cash, immediately upon demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section.

               (f) In the event the Repricing Shares Amendment and/or Repricing Shares Registration Statement to be filed by the Company pursuant to Section 3(a) above is not filed with the Commission and/or the Repricing Shares Amendment, and Repricing Shares Registration Statement is not declared effective by the Commission as set forth in Section 3(a) above, then the Company will pay Holder (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty, two (2%) percent of the purchase price of the then outstanding Repricing Shares for every thirty (30) day period until the Repricing Shares


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Amendment and/or Repricing Shares Registration Statement, has been filed and/or declared effective. Such payment of liquidated damages shall be made to the Holder in cash, immediately upon demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section.

               If the Company does not remit the damages to the Holder as set forth above, the Company will pay the Holder reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. The registration of the Securities pursuant to this provision shall not affect or limit Holder's other rights or remedies as set forth in this Agreement.

               (g) No provision contained herein shall preclude the Company from selling securities pursuant to any registration statement in which it is required to include Registrable Securities pursuant to this Section 3.

               (h) If at any time or from time to time after the Effective Date, the Company notifies the Holders in writing of the existence of a Potential Material Event (as defined in Section 3(i) below), the Holders shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Holder receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Securities for more than one (1) twenty (20) day period in the aggregate during any twelve month period, during the periods the Registration Statement is required to be in effect. If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then the Company's obligation to file the Registration Statement shall be delayed without penalty for not more than twenty (20) days. The Company must give each Holder notice in writing at least two (2) business days prior to the first day of the blackout period.

               (i) "Potential Material Event" means any of the following: (a) the possession by the Company of material information not for disclosure in a registration statement; or (b) any material engagement or activity by the Company which would be adversely affected by disclosure in a registration statement at such time, that the Registration Statement would be materially misleading absent the inclusion of such information.

           Section 4. Cooperation with Company. Holder will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

            Section 5. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

                (a) prepare and file with the Commission such


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amendments and supplements to the registration statements and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act);

               (b) furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

                (c) register and qualify the securities covered by the Registration Statement, Repricing Shares Amendment and Repricing Shares Registration Statement, under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                (d) list such securities on the NASDAQ National Market or other national securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange or NASDAQ;

                (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

                (f) notify each Holder of Registrable Securities covered by the Registration Statement, Repricing Shares Amendment and Repricing Shares Registration Statement, at any time when a prospectus relating thereto covered by the Registration Statement, Repricing Shares Amendment and Repricing Shares Registration Statement, is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, Repricing Shares Amendment and/or Repricing Shares Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

           Section 6. Information by Holder. Each Holder of Registrable Securities included in any registration statement shall furnished to the Company such information regarding such Holder and the distribution proposed by such Holder as the


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Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section.

          Section 7. Assignment. The rights granted the Holders under this Agreement shall not be assigned without the written consent of the Company, which consent shall not be unreasonably withheld. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

           Section 8. Termination of Registration Rights. The rights granted pursuant to this Agreement shall terminate as to each Investor (and permitted transferee under Section 7 above) upon the occurrence of any of the following:

                (a) all such Holder's securities subject to this Agreement have been registered;

                (b) all of such Holder's securities subject to this Agreement may be sold without such registration pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act;

                (c) all of such Holder's securities subject to this Agreement can be sold pursuant to Rule 144(k); or

                (d) two years from the issuance of the Registrable Securities.

          Section 9. Indemnification.

                 (a) In the event of the filing of any Registration Statement with respect to Registrable Securities pursuant to Section 3 hereof, the Company agrees to indemnify and hold harmless the Holder and each person, if any, who controls the Holder within the meaning of the Securities Act ("Distributing Holders") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Holders may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, Repricing Shares Amendment and/or Repricing Shares Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Repricing Shares Amendment and/or Repricing Shares Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holders, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof; arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, Repricing Shares Amendment and/or Repricing Shares Registration Statement, requested by such Distributing Holder, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Repricing Shares Amendment and/or Repricing Shares Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof and, provided further, that the indemnity agreement contained in this Section 9(b) shall not inure to the benefit of the Company with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Company failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Company was obligated to do so under the Securities Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which the Distributing Holders may otherwise have.

                (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense


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thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if
(i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

           Section 10. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the Distributing Holder makes a claim for indemnification pursuant to Section 9 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 9 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any Distributing Holder, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           Section 11. Notices. Any notice pursuant to this Agreement by the Company or by the Holder shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) by facsimile and followed by mail delivery or (iii) if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

                (a) If to the Holder, to its, his or her address set forth on the signature page of this Agreement, with a copy to the person designated in the Securities Purchase Agreement.

                (b) If to the Company, at the address set forth herein, or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or five
(5) days after they are mailed in the manner set forth above. If notice is delivered by facsimile to the Company and followed by mail, delivery shall be deemed given two (2) days after such facsimile is sent.

           Section 12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           Section 13. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           Section 14. Choice of Law; Venue; Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of California, except for matters arising under the Securities Act, without reference to principles of conflicts of law. The party commencing any legal action shall have the option of choosing the jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York or in the Northern or Central District of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

           Section 15. Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, on the day and year first above written.


Attest:                       MUSTANG SOFTWARE, INC.


By:  /s/ DONALD M. LEONARD    By:  /s/ JAMES HARRER
   ------------------------      -----------------------------
   Name: Donald M. Leonard       Name: James Harrer
   Title: Chief Financial        Title: President
          Officer



                              SETTONDOWN CAPITAL INTERNATIONAL
                                LTD., Placement Agent


                              By  /s/ [SIGNATURE ILLEGIBLE]
                                -------------------------------

                              SETTONDOWN CAPITAL INTERNATIONAL
                                LTD., Investor


                              By  /s/ [SIGNATURE ILLEGIBLE]
                                -------------------------------

                              THE CUTTY HUNK FUND LIMITED,
                              Investor


                              By  /s/ [SIGNATURE ILLEGIBLE]
                                -------------------------------

                              CANAL LTD, Investor


                              By  /s/ [SIGNATURE ILLEGIBLE]
                                -------------------------------


                              MANCHESTER ASSET
                              MANAGEMENT LTD, Investor


                              By  /s/ [SIGNATURE ILLEGIBLE]
                                -------------------------------